EXHIBIT 10.2

SECOND AMENDED AND RESTATED

2005 INCENTIVE AWARD PLAN

OF

OWENS-ILLINOIS, INC.

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (“Agreement”), dated [●] (the “Grant Date”) is made by and between Owens-Illinois, Inc., a Delaware corporation (the “Company”) and the person whose account for which this grant is being accepted, an employee or consultant of the Company, a Parent Corporation or a Subsidiary (the “Participant”):

WHEREAS, the Company has established the Second Amended and Restated 2005 Incentive Award Plan (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

WHEREAS, the Plan provides for the issuance of Restricted Stock Units (“RSUs”), subject to certain vesting conditions thereon and to other conditions stated herein; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined it would be to the advantage and best interest of the Company and its stockholders to issue the RSUs provided for herein to the Participant in partial consideration of services rendered, or to be rendered, to the Company, a Parent Corporation or a Subsidiary.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below, unless the context clearly indicates to the contrary.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.  The masculine pronoun shall include the feminine and neuter, and the singular and plural, where the context so indicates.

Section 1.1 ‑ Cause

“Cause” shall mean dishonesty, disloyalty, misconduct, insubordination, failure to reasonably devote working time to assigned duties, failure or refusal to comply with any reasonable rule, regulation, standard or policy which from time to time may be established by the Company, including, without limitation, those policies set forth in the Owens-Illinois Policy Manual in effect from time to time, or failure to fully cooperate with any investigation of an alleged violation of any such rule, regulation, standard or policy.

Section 1.2 ‑ Competing Business

“Competing Business” shall mean any person, corporation or other entity engaged in the United States of America or in any other country in which the Company, any Parent Corporation or any

Subsidiary manufactures or sells its products, in the manufacture or sale of glass containers, or any other products manufactured or sold by the Company, any Parent Corporation or any Subsidiary within the last three (3) years prior to the Participant’s Termination of Employment or Retirement.

Section 1.3 ‑ Good Reason

“Good Reason” means the occurrence of any of the following without the prior written consent of the Participant:

(i)a material diminution in base compensation;

(ii)a material diminution in authority, duties or responsibilities (including, if Participant is then serving as the Chief Executive Officer or the Chief Financial Officer of the Company, any changes which result from Participant not being employed by a public company following a Change in Control);

(iii)a material change in the geographic location at which the Participant must perform services; or

(iv)any other action or inaction that constitutes a material breach by the Company of the terms of Participant’s employment as in effect immediately prior to a Change in Control.

Notwithstanding the foregoing, (a) Good Reason shall not be deemed to exist unless notice of termination on account thereof (specifying a termination date no later than thirty (30) days from the date of such notice) is given no later than thirty (30) days after the time at which the Participant becomes aware of the occurrence of the event or condition purportedly giving rise to Good Reason and (b) if there exists (without regard to this clause (b)) an event or condition that constitutes Good Reason, the Company shall have thirty (30) days from the date notice of such a termination is given to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder.

Section 1.4 ‑ Parent Corporation

“Parent Corporation” shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.5 ‑ Retirement

“Retirement” solely for purposes of this Agreement shall mean “separation from service” (within the meaning of Section 409A of the Code) of an Employee from the Company, a Parent Corporation or a Subsidiary after reaching the age of 60 and having 10 years of employment, or after reaching the age of 65.

Section 1.6 ‑ Restricted Stock Unit

“Restricted Stock Unit” or “RSUs” shall mean the right to receive one share of Stock for each Restricted Stock Unit granted.

Section 1.7 ‑ Subsidiary

“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  “Subsidiary” shall also mean any partnership in which the Company and/or any Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

Section 1.8 ‑ Termination of Employment

“Termination of Employment” shall mean the time when the employee‑employer relationship between Participant and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation or discharge, but excluding (i) any termination where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary, (ii) any termination where Participant continues a relationship (e.g., as a director or as a consultant) with the Company, a Parent Corporation or a Subsidiary, or (iii) a termination resulting from the Retirement, death or Disability of the Participant.  The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether  a particular leave of absence constitutes a Termination of Employment.  Notwithstanding any other provision of this Agreement, the Company, any Parent Corporation or any Subsidiary has an absolute and unrestricted right to terminate Participant’s employment at any time for any reason whatsoever, with or without Cause.

ARTICLE II.

ISSUANCE OF RSUs

In consideration of the services rendered or to be rendered to the Company, a Parent Corporation or a Subsidiary and for other good and valuable consideration which the Committee has determined to be equal to the par value of its Stock, on the date hereof the Company awards to the Participant the number of RSUs specified for this grant in the Solium Shareworks Account accessible by the Participant.

ARTICLE III.

VESTING; PAYMENT

Section 3.1 ‑ Vesting of RSUs

Except as otherwise provided in Section 3.1 or 3.2, the RSUs shall vest in 25% increments on each anniversary of the Grant Date with full vesting on the fourth anniversary of the Grant Date (each a “Vesting Date”); provided, however, that notwithstanding the foregoing the RSU shall be fully vested on the date the Participant (i) dies, (ii) satisfies the requirements for Retirement, provided that the Participant has held the RSU for at least one (1) year from the Grant Date, or (iii) experiences a Disability, provided that the Participant has not experienced a Termination of Employment prior to each such date.

Section 3.2Effect of a Change in Control

Notwithstanding Section 3.1, in the event of a Change in Control, if:

(a)The RSUs are not continued, assumed or new RSUs substituted therefore by a successor or any Parent Corporation or Subsidiary under 11.1(b)(ii) of the Plan, then immediately prior to the Change in Control the RSUs shall become fully vested subject to and effective on the Change in Control; or

(b)The RSUs are continued, assumed or new RSUs are substituted therefore by a successor or any Parent Corporation or Subsidiary under 11.1(b)(ii) of the Plan, then the RSUs shall become fully vested upon the Participant’s Termination of Employment without Cause or by the Participant for Good Reason prior to the second (2nd) anniversary of the Change in Control.

Section 3.3 ‑ Termination of RSUs

Until vested pursuant to Section 3.1 or 3.2, all RSUs issued to the Participant pursuant to this Agreement shall terminate immediately upon the Participant’s Termination of Employment.  For the avoidance of doubt, if the Participant experiences a Termination of Employment prior to a Vesting Date for any reason not described in Section 3.1 or 3.2(b), all RSUs issued to the Participant pursuant to this Agreement shall immediately terminate.

Section 3.4 ‑ Payment of RSUs

RSUs shall become payable, to the extent vested as follows:

25% of the RSUs on the first anniversary of the Grant Date

25% of the RSUs on the second anniversary of the Grant Date

25% of the RSUs on the third anniversary of the Grant Date

25% of the RSUs on the fourth anniversary of the Grant Date

ARTICLE IV.

NON-COMPETITION/NON-SOLICITATION

Section 4.1 ‑ Covenant Not to Compete

Participant covenants and agrees that prior to Participant’s Termination of Employment or Retirement and for a period of three (3) years following the Participant’s Termination of Employment or Retirement, including without limitation termination for Cause or without Cause, Participant shall not, in any country in which the Company, any Parent Corporation or any Subsidiary manufactures or sells its products, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business.

Section 4.2 ‑ Non-Solicitation of Employees

Participant agrees that prior to his Termination of Employment or Retirement and for three (3) years following Participant’s Termination of Employment or Retirement, including without limitation termination for Cause or without Cause, Participant shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any Employee of the Company, any Parent Corporation or any Subsidiary to leave the employment of the Company, any Parent Corporation or any Subsidiary for any reason whatsoever, or hire any Employee of the Company, any Parent Corporation or any Subsidiary except into the employment of the Company, a Parent Corporation or a Subsidiary.

Section 4.3 ‑ Equitable Relief

Participant agrees that it is impossible to measure in money the damages that will accrue to the Company in the event that Participant breaches any of the restrictive covenants provided in Sections 4.1 or 4.2 hereof.  Accordingly, in the event that Participant breaches any such restrictive covenant, the Company shall be entitled to an injunction restraining Participant from further violating such restrictive covenant.  If the Company shall institute any action or proceeding to enforce any such restrictive covenant, Participant hereby waives the claim or defense that the Company has an adequate remedy at law and agrees not to assert such claim or defense.  The foregoing shall not prejudice the Company’s right to require Participant to account for and pay over to the Company, and Participant hereby agrees to account for and pay over, any compensation, profits, monies, accruals or other benefits derived or received by Participant as a result of any transaction constituting a breach of any of the restrictive covenants provided in Sections 4.1 or 4.2 hereof.

ARTICLE V.

OTHER PROVISIONS

Section 5.1 ‑ RSUs Not Transferable

Neither the RSUs nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 5.1 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.2 ‑ No Right to Continued Employment

Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, any Parent Corporation or any Subsidiary, which are hereby expressly reserved, to discharge the Participant at any time for any reasons whatsoever, with or without Cause.

Section 5.3 ‑ Conditions to Issuance of Stock Certificates

The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a)The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b)The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its sole discretion, deem necessary or advisable; and

(c)The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

(d)Subject to Section 5.10, the payment by the Participant of all amounts which, under federal, state or local tax law, the Company, a Parent Corporation or a Subsidiary is required to withhold upon vesting or payment of a RSU; and

(e)The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

Section 5.4 ‑ Notices

Any notice to be delivered to the Company under this Agreement shall be delivered to such individual and in such form as the Committee shall specify from time to time and communicate to the Participant.  Any notice to be delivered to the Participant shall be addressed to the Participant at the Participant's last address reflected in the Company’s records.  Notices may, as approved by the Committee be given electronically (or by facsimile), and if so approved will be deemed given when sent.  Otherwise, notices shall be sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

Section 5.5 ‑ Rights as Stockholder

Participant shall not, by virtue of the RSUs, be entitled to vote in any Company election, receive any dividend in respect of shares of Stock subject to the RSUs or exercise any other rights of a stockholder of the Company.  The RSUs shall not confer upon the Participant any rights of a stockholder of the Company unless and until the RSUs have vested and certificates representing the shares of Stock subject to the RSUs shall have been issued by the Company pursuant to the terms of this Agreement.

Section 5.6 ‑ Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.7 ‑ Conformity to Securities Laws

The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of applicable law, including without limitation the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3 of the Exchange Act.  Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the RSUs shall be granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, this

Agreement and the RSUs granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.8 ‑ Section 409A

Section 409A of the Internal Revenue Code provides that “nonqualified deferred compensation” that does not meet the requirements specified in Section 409A may become subject to penalty taxes.  Currently, the Company does not believe that RSUs constitute nonqualified deferred compensation within the meaning of Section 409A; however, if, in the future, the RSUs are or may become subject to Section 409A, the Committee may make such modifications to the Plan and this Agreement as may become necessary or advisable, in the Committee’s sole discretion, to either comply with Section 409A or to avoid its application to the RSUs.

Section 5.9 ‑ Amendment

This Agreement and the Plan may be amended without the consent of the Participant provided that such amendment would not impair any rights of the Participant under this Agreement.  No amendment of this Agreement shall, without the written consent of the Participant, impair any rights of the Participant under this Agreement.

Section 5.10 ‑ Tax Withholding

The Company’s obligation to issue or deliver to the Participant any certificate or certificates for shares of Stock is expressly conditioned upon receipt from the Participant, on or prior to the date reasonably specified by the Company of:

(a)Full payment (in cash or by check) of any amount that must be withheld by the Company, a Parent Corporation or Subsidiary for federal, state and/or local tax purposes; or

(b)Subject to the Committee’s consent, full payment by delivery to the Company of unrestricted shares of Stock previously owned by the Participant, duly endorsed for transfer to the Company by the Participant with an aggregate Fair Market Value (determined, as applicable, as of the date of vesting or as of the date of the distribution) equal to the amount that must be withheld by the Company, a Parent Corporation or a Subsidiary for federal, state and/or local tax purposes; or

(c)With respect to the withholding obligation for RSUs that become vested, subject to the Committee’s consent, full payment by retention by the Company of a portion of the shares deliverable in respect of such vested RSUs with an aggregated Fair Market Value (determined on the payment date) equal to the amount that must be withheld by the Company, a Parent Corporation or a Subsidiary for federal, state and/or local tax purposes; or

(d)Subject to the Committee’s consent, a combination of payments provided for in the foregoing subsections (a), (b) and (c).

With respect to each individual who was an executive officer of the Company and subject to Section 16 of the Exchange Act on the Grant Date only, the Committee in approving this RSU award has consented to payment of tax withholding obligations under subsection (c), or a combination of the methods set forth in (a) and (c), as the Participant may elect during such time periods as the Company may permit in compliance with all applicable legal requirements.

Notwithstanding anything herein to the contrary, the number of shares of Stock which may be withheld with respect to the payment of any RSUs in order to satisfy the Company’s federal,

state and/or local tax withholding obligations with respect to the payment of the RSUs shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding equal to the aggregate amount of such withholding obligations based on the minimum applicable statutory withholding rates for federal, state and/or local income and payroll tax purposes.

Section 5.11 ‑ Clawback

Notwithstanding anything contained in the Agreement to the contrary, all RSUs awarded under this Agreement, and any shares of Stock issued upon settlement hereunder shall be subject to forfeiture, or repayment pursuant to the terms of any policy that the Company may implement in compliance with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Section 5.12 ‑ Governing Law

The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.

OWENS-ILLINOIS, INC.

By: /s/ Paul A. Jarrell________________

Paul A. Jarrell

Senior Vice President & Chief Administrative Officer